PAYMENT AND RELEASE AGREEMENT

This Payment and Release Agreement ("Release") is made and entered into by and between Johnny’s Signature Inc., a New York corporation (the "Vendor") and NEXT MARKETING, INC., a Delaware corporation ("Next").

WHEREAS, Next is indebted to Vendor in connection with certain trade credit extended by Vendor to Next in connection with Next's purchase of certain products from Vendor (the "Indebtedness");

WHEREAS, Next has advised Vendor of a proposed transaction between Next and T-Shirt International, Inc., a West Virginia corporation (the "Buyer"), pursuant to which Next will sell, transfer and assign to Buyer substantially all of its assets (the "Transaction"); and

WHEREAS, Vendor acknowledges that execution and delivery of this Release is a condition to Next's willingness to consummate the Transaction and that Next is relying on this Release in consummating the Transaction.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Fee.  Next shall tender to Vendor the sum of $171,873.70 (the "Fee").  The Fee shall be paid by wire transfer or other readily available funds simultaneous with the consummation of the Transaction.

2.

Full Consideration.  Vendor agrees that the Fee constitutes payment in full for, and in full satisfaction of, any and all amounts owing to Vendor in connection with the Indebtedness or otherwise.

3.

Release.

(a)

Vendor, for and on behalf of itself, its members, officers, directors, employees, successors, agents, representatives, heirs and assigns does hereby remise, release, acquit and forever discharge Next, Next, Inc. (parent company of Next), the Buyer and each of their individual, joint or mutual, past, present and future subsidiaries, successors and assigns and any of their officers, directors, managers, members, shareholders, counsel or advisors (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Vendor or any of its affiliates now has, have ever had or may hereafter have against the respective Releasees arising at any time with regard to any fact or circumstance occurring prior to the date of this Release (including, without limitation, any fact or circumstance arising in connection with the Transaction, and whether or not relating to claims pending on, or asserted after, the date hereof.

(b)

Vendor for and on behalf of itself, its members, officers, directors, employees, successors, agents, representatives, heirs and assigns does hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

(c)

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect.  Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.

Miscellaneous.

(a)

Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

(b)

Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(c)

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

(d)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and successors and assigns.

(e)

Modification, Amendment, Waiver or Termination.  This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate.

(f)

Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this agreement shall be governed by the internal laws of the State of Indiana, without giving effect to any choice of law provisions thereof.

[Signature Page Follows]

JSI Settlement

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 3rd day of August, 2010.

Johnny’s Signature Inc. By:_/s/ Johnny Sajnani Name: Johnny Sajnani Title: President Next Marketing, Inc. By:/s/ Robert M. Budd Name: Robert M. Budd Title: President & CEO

JSI Settlement	- 2 -